Exhibit 99.1

Cable One to Acquire Full Ownership of Mega Broadband

January 5, 2026 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company”) today announced it has entered into a definitive agreement to acquire all of the equity interests in Mega Broadband Investments Holdings LLC (“MBI”) that it does not already own. Full ownership of MBI will provide Cable One with a larger and more geographically diversified operating footprint in attractive markets and unlock efficiency opportunities from increased scale.

MBI is a leading provider of broadband services across the Southeast, Northwest and Mid-South United States and offers an extensive range of broadband, fiber connectivity, video and voice services for commercial and residential customers under the Vyve Broadband brand. MBI’s total revenues for the 12 months ended September 30, 2025 were approximately $310 million, with approximately 210,000 residential and business data customers across a network footprint with approximately 675,000 passings as of September 30, 2025.

“We are excited about the opportunity to acquire full ownership in MBI,” said Todd Koetje, Cable One Interim CEO and CFO. “Our strategic investment in MBI reflects our continuing commitment to provide rural America with reliable high-speed internet service. MBI has developed an excellent network in geographies that will be complementary to our existing footprint, enable us to expand our overall market footprint and enhance our long-term growth prospects. Their operating model and local-first focus is in line with our own operating philosophy and we look forward to combining with them and welcoming their exceptional team of associates to Cable One.”

Transaction Details
Cable One currently owns a 45% stake in MBI, and certain affiliates of GTCR LLC (the “GTCR Investors”) and MBI management own the balance of MBI. Under the terms of the transaction, the Company will pay a purchase price for the 55% of MBI that it does not already own calculated under a formula based on (i) a multiple of MBI’s adjusted earnings before interest, taxes, depreciation and amortization and (ii) MBI’s total net indebtedness. Based on currently available information, (i) the purchase price payable by the Company is expected to range between approximately $475 million and $495 million; and (ii) MBI’s total net indebtedness that will be outstanding at the time it becomes a wholly-owned subsidiary of the Company in the fourth quarter of 2026 is expected to be approximately $845 million to $895 million (in the form of term loans maturing in November 2027).

The GTCR Investors held a previously established put option to sell to the Company all the equity interests in MBI that the Company did not already own. On January 2, 2026, the GTCR Investors exercised this put option.

Cable One intends to finance the purchase price for the transaction with a combination of cash resources and indebtedness, which may include borrowings under the Company’s existing $1.25 billion revolving credit facility or new debt instruments.

The transaction is subject to customary closing conditions. The Company currently anticipates that the transaction will be completed on October 1, 2026.

Cravath, Swaine & Moore LLP acted as legal advisor to Cable One on the transaction.

About Mega Broadband Investments
Mega Broadband Investments LLC, operating as Vyve Broadband, largely serves rural communities in sixteen states across the Southeast, Northwest, and Mid-South United States. Vyve Broadband offers an extensive range of broadband, fiber connectivity, video and voice services for commercial and residential customers. Residential services include high-speed internet with services up to Vyve Multi-Gig, all-digital and high-definition video and digital voice services. Vyve Business Services provides optical Ethernet, PRI and hosted voice services to the business community.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we’re not just shaping the future of connectivity – we’re transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do – it’s who we are.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s and MBI’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price for the transaction described above ( the “Transaction”), the total net indebtedness of MBI upon consummation of the Transaction and the anticipated timeline to consummate the Transaction, the Company’s ability and sources of capital to fund the purchase price for the Transaction. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s and MBI’s actual results may vary materially from those expressed or implied in their forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or MBI or on either’s behalf. Important factors that could cause the Company’s or MBI’s actual results to differ materially from those in any forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025 (the “2024 Form 10-K”) and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Third Quarter 2025 Form 10-Q”)  as filed with the SEC:

●	uncertainties as to the timing of the Transaction and the risk that the Transaction may not be completed in a timely manner or at all;
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the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

●	uncertainties relating to the Company’s ability to obtain the necessary financing to complete the Transaction;
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the effect of the announcement or pendency of the Transaction on the Company’s or MBI’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;

●	risks relating to diverting management’s attention from the Company’s or MBI’s ongoing business operations;
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following the completion of the Transaction, the Company’s ability to integrate MBI’s operations into its own as well as uncertainties as to the Company’s ability and the amount of time necessary to realize the expected synergies and other benefits of the Transaction;

●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology, and the Company’s ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
●	risks associated with the Company’s use of artificial intelligence;
●	the Company’s ability to grow its residential data and business data revenues and customer base;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
●
risks that the Company may fail to realize the benefits anticipated as a result of the Company’s purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;

●	risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the Transaction;
●	risks that the implementation of the Company’s unified billing system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
●	impairments of intangible assets and goodwill;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services or changes to government subsidy programs;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;

●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	risks associated with the Company’s convertible indebtedness;
●	our ability to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
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pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company’s business and operations, which could materially affect the Company’s business, financial condition, results of operations and cash flows;

●	lower demand for the Company’s residential data and business data products;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees (whom the Company refers to as associates);
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
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the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under “Risk Factors” in the 2024 Form 10-K, the Third Quarter 2025 Form 10-Q and in its subsequent filings with the SEC.

Any forward-looking statements made by the Company in this press release speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CONTACTS:
Trish Niemann
Vice President, Communications Strategy
602-364-6372
patricia.niemann@cableone.biz

Todd Koetje
Interim Chief Executive Officer and Chief Financial Officer
investor_relations@cableone.biz